EXHIBIT 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For First Quarter 2014

Birmingham, Ala. – (PR Newswire) – April 21, 2014 – ServisFirst Bancshares, Inc. today announced earnings and operating results for the first quarter of 2014.

FIRST Quarter 2014 Highlights:

▪	First quarter net income of $11.8 million, a 27.4% increase year over year
▪	Diluted earnings per share of $1.52, a 16.0% increase year over year
▪	Nonperforming assets to total assets of 0.53%, well below the levels experienced during 2013, and reflective of strong credit quality and financial strength

Tom Broughton, President and CEO, said “We are pleased to have a strong start for 2014.” Bud Foshee, CFO, stated “Our focus continues to be on attracting new clients to our bank and providing excellent customer service.”

FINANCIAL SUMMARY
(in Thousands except share and per share amounts)

	Q1 2014	Q1 2013	% Change
QUARTERLY OPERATNG RESULTS
Net Income	$11,756	$9,251	27%
Net Income Available to Common Stockholders	$11,656	$9,151	27%
Diluted Earnings Per Share	$1.52	$1.31	16%
Return on Average Assets	1.35%	1.30%
Return on Average Common Equity	17.83%	18.07%
Diluted Shares Outstanding	7,661,890	7,076,505

BALANCE SHEET
Total Assets	$3,572,914	$2,861,758	25%
Loans	2,937,797	2,462,154	19%
Noninterest Bearing Demand Deposits	662,834	507,647	31%
Total Deposits	3,031,041	2,423,534	25%
Stockholders' Equity	312,283	257,547	21%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $11.8 million and net income available to common stockholders of $11.7 million for the quarter ended March 31, 2014, compared to net income of $9.3 million and net income available to common stockholders of $9.2 million for the same quarter in 2013. Basic and diluted earnings per common share were $1.58 and $1.52, respectively, for the first quarter of 2014, compared to $1.44 and $1.31, respectively, for the first quarter of 2013.

Return on average assets was 1.35% and return on average equity was 15.49% for the first quarter of 2014, compared to 1.30% and 15.12%, respectively, for the first quarter of 2013.

Net interest income was $30.8 million for the first quarter of 2014, compared to $30.1 million for the fourth quarter of 2013 and $25.9 million for the first quarter of 2013. The net interest margin in the first quarter of 2014 was 3.80%, a 13 basis point increase from the fourth quarter of 2013 and 4 basis point decrease from the first quarter of 2013. The increase in net interest margin on a linked quarter basis is attributable to a $146.0 million increase in average loans outstanding, resulting in a positive mix change in our balance sheet. Our overall cost of funds was down 2 basis points to 0.55% and average equity was higher by approximately $18.0 million.

Average loans for the first quarter of 2014 were $2.91 billion, an increase of $146.0 million, or 5%, over average loans of $2.76 billion for the fourth quarter of 2013, and an increase of $520.0 million, or 18%, over average loans of $2.39 billion for the first quarter of 2013.

Average total deposits for the first quarter of 2014 were flat at $2.97 billion when compared to the fourth quarter of 2013, and increased $544.0 million, or 22%, over average deposits of $2.43 billion for the first quarter of 2013.

In the first quarter of 2014, we experienced a decrease in nonperforming assets, led by a decrease in other real estate owned. We sold 16 properties during the first quarter of 2014 for total proceeds of $2.9 million. Net credit charge-offs, while higher in the first quarter of 2014 than in the fourth quarter of 2013, remain well below levels we experienced in the first three quarters of 2013. We recorded a $2.3 million provision for loan losses in the first quarter of 2014 compared to $2.4 million in the fourth quarter of 2013 and $4.3 million in the first quarter of 2013. Growth in loans and improving credit quality has resulted in our loan loss reserve as a percent of loans remaining relatively stable, increasing one basis point to 1.08% at March 31, 2014 as compared to 1.07% at December 31, 2013 and two basis points as compared to 1.06% at September 30, 2013. In management’s opinion, the reserve is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its reserve for loan losses.

Noninterest income decreased $622,000 during the first quarter of 2014, or 22%, compared to the first quarter of 2013 primarily the result of a $696,000 decrease in mortgage banking revenue. We also had no securities sales in the first quarter of 2014 compared to $123,000 in securities gains during the first quarter of 2013. Deposit service charges increased by $106,000, or 14%, resulting from higher balances and an increase in the number of accounts and transactions. Increases in the cash surrender value of our life insurance contracts resulted from added investments in contracts during the third quarter of 2013.

Noninterest expense for the first quarter of 2014 increased $2.9 million, or 27%, to $13.7 million from $10.8 million in the first quarter of 2013. This increase consists primarily of a $1.3 million, or 23%, increase in salaries and employee benefits related to new hires to fill positions in our newer markets of Mobile, Alabama and Nashville, Tennessee, a $300,000 increase in equipment and occupancy expense in these markets attributable to such expansion and a non-routine expense of $703,000 resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our Dothan, Huntsville and Montgomery markets. We historically accounted for these options under the provisions of FASB ASC 718-10, Compensation – Stock Compensation, and now have determined to recognize as an expense the fair value of these vested options in accordance with the provisions of the FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees. The change in accounting treatment is a non-cash item and does not impact the Company’s operating activities or cash from operations.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

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Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

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SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except per share data)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
CONSOLIDATED STATEMENT OF INCOME
Interest income	$34,279	$33,725	$32,499	$30,692	$29,165
Interest expense	3,432	3,610	3,534	3,211	3,264
Net interest income	30,847	30,115	28,965	27,481	25,901
Provision for loan losses	2,314	2,356	3,034	3,334	4,284
Net interest income after provision for loan losses	28,533	27,759	25,931	24,147	21,617
Noninterest income	2,175	2,371	2,269	2,573	2,797
Noninterest expense	13,723	12,298	12,067	12,372	10,752
Income before income taxes	16,985	17,832	16,133	14,348	13,662
Provision for income taxes	5,229	5,964	5,321	4,662	4,411
Net income	11,756	11,868	10,812	9,686	9,251
Preferred stock dividends	100	116	100	100	100
Net income available to common stockholders	$11,656	$11,752	$10,712	$9,586	$9,151
Earnings per share - basic	$1.58	$1.64	$1.53	$1.38	$1.44
Earnings per share - diluted	$1.52	$1.58	$1.46	$1.33	$1.31
Average diluted shares outstanding	7,661,890	7,453,117	7,321,911	7,218,442	7,076,505

CONSOLIDATED BALANCE SHEET DATA
Total assets	$3,572,914	$3,519,417	$3,396,153	$3,140,626	$2,861,758
Loans	2,937,797	2,858,868	2,731,973	2,590,192	2,462,154
Debt securities	309,475	298,494	289,515	261,578	262,103
Demand deposits	662,834	650,456	635,153	562,196	507,647
Total deposits	3,031,041	3,019,642	2,919,217	2,674,977	2,423,534
Borrowings	19,949	19,940	19,932	19,924	19,916
Stockholders' equity	$312,283	$297,192	$276,300	$265,189	$257,547

Shares outstanding	7,524,812	7,350,012	7,076,347	6,974,312	6,897,812
Book value per share	$36.19	$35.00	$33.40	$32.29	$31.54
Tangible book value per share (1)	$36.19	$35.00	$33.40	$32.29	$31.54

SELECTED FINANCIAL RATIOS
Net interest margin	3.80%	3.67%	3.71%	3.93%	3.92%
Return on average assets	1.35%	1.35%	1.29%	1.29%	1.30%
Return on average common equity	17.83%	18.86%	18.47%	17.28%	18.07%
Efficiency ratio	41.56%	37.86%	38.63%	41.17%	37.47%
Noninterest expense to average earning assets	1.66%	1.48%	1.65%	1.74%	1.60%
Tangible common equity to total tangible assets (1)	7.62%	7.31%	6.96%	7.17%	7.60%

(1) Non-GAAP financial measures. "Tangible book value per share" and "tangible common equity to total tangible assets" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP; However, because the Company has no intangible assets, there is no reconciliation of these non-GAAP financial measures.

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CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2014	March 31, 2013	% Change
ASSETS
Cash and due from banks	$77,542	$33,970	128%
Interest-bearing balances due from depository institutions	134,415	11,914	1,028%
Federal funds sold	10,535	1,545	582%
Cash and cash equivalents	222,492	47,431	369%
Available for sale debt securities, at fair value	277,501	229,434	21%
Held to maturity debt securities (fair value of $33,782 and $33,692 at
March 31, 2014 and 2013, respectively)	31,974	32,669	(2)%
Restricted equity securities	3,738	3,738	-%
Mortgage loans held for sale	6,704	15,804	(58)%
Loans	2,937,797	2,462,154	19%
Less allowance for loan losses	(31,728)	(27,679)	15%
Loans, net	2,906,069	2,434,475	19%
Premises and equipment, net	8,015	8,845	(9)%
Accrued interest and dividends receivable	10,370	9,154	13%
Deferred tax asset, net	11,935	8,384	42%
Other real estate owned and repossessed assets	9,752	8,076	21%
Bank owned life insurance contracts	69,544	57,485	21%
Other assets	14,820	6,391	132%
Total assets	$3,572,914	$2,861,884	25%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$662,834	$507,647	31%
Interest-bearing	2,368,207	1,915,887	24%
Total deposits	3,031,041	2,423,534	25%
Federal funds purchased	195,762	153,930	27%
Other borrowings	19,949	19,916	0%
Accrued interest payable	2,121	1,154	84%
Other liabilities	11,758	5,677	107%
Total liabilities	3,260,631	2,604,211	25%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; 40,000 shares authorized,
40,000 shares issued and outstanding at March 31, 2014 and 2013	39,958	39,958	-%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
7,524,812 shares issued and outstanding at March 31, 2014 and
6,897,812 shares issued and outstanding at March 31, 2013	8	7	14%
Additional paid-in capital	127,218	109,022	17%
Retained earnings	140,538	101,631	38%
Accumulated other comprehensive income	4,309	6,929	(38)%
Noncontrolling interest	252	126	100%
Total stockholders' equity	312,283	257,673	21%
Total liabilities and stockholders' equity	$3,572,914	$2,861,884	25%

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CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended March 31,
	2014	2013
Interest income:
Interest and fees on loans	$32,250	$27,318
Taxable securities	1,097	948
Nontaxable securities	871	832
Federal funds sold	42	16
Other interest and dividends	19	51
Total interest income	34,279	29,165
Interest expense:
Deposits	3,014	2,713
Borrowed funds	418	551
Total interest expense	3,432	3,264
Net interest income	30,847	25,901
Provision for loan losses	2,314	4,284
Net interest income after provision for loan losses	28,533	21,617
Noninterest income:
Service charges on deposit accounts	868	762
Mortgage banking	284	980
Securities gains	-	123
Increase in cash surrender value life insurance	536	470
Other operating income	487	462
Total noninterest income	2,175	2,797
Noninterest expense:
Salaries and employee benefits	7,697	5,679
Equipment and occupancy expense	1,366	1,111
Professional services	516	461
FDIC and other regulatory assessments	517	432
Other real estate owned expense	487	390
Other operating expenses	3,139	2,679
Total noninterest expenses	13,723	10,752
Income before income taxes	16,985	13,662
Provision for income taxes	5,229	4,411
Net income	11,756	9,251
Dividends on preferred stock	100	100
Net income available to common stockholders	$11,656	$9,151
Basic earnings per common share	$1.58	$1.44
Diluted earnings per common share	$1.52	$1.31

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SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Reserve for loan losses:
Beginning balance	$30,663	$28,927	$28,757	$27,679	$26,258
Loans charged off:
Commercial financial and agricultural	1,222	95	849	101	887
Real estate - construction	23	557	394	1,888	1,990
Real estate - mortgage:	4	25	1,746	270	-
Consumer	58	38	42	129	1
Total charge off	1,307	715	3,031	2,388	2,878
Recoveries:
Commercial financial and agricultural	45	16	13	31	6
Real estate - construction	8	70	124	95	7
Real estate - mortgage:	4	9	24	3	-
Consumer	1	-	6	3	2
Total recoveries	58	95	167	132	15
Net charge-off	1,249	620	2,864	2,256	2,863
Provision for loan losses	2,314	2,356	3,034	3,334	4,284
Ending balance	$31,728	$30,663	$28,927	$28,757	$27,679

Reserve for loan losses to total loans	1.08%	1.07%	1.06%	1.11%	1.12%
Reserve for loan losses to total average
loans	1.09%	1.11%	1.09%	1.14%	1.16%
Net charge-offs to total average loans	0.17%	0.09%	0.43%	0.36%	0.49%
Provision for loan losses to total average
loans	0.32%	0.34%	0.46%	0.53%	0.73%
Nonperforming assets:
Nonaccrual loans	$9,084	$9,621	$9,396	$14,765	$24,231
Loans 90+ days past due and accruing	110	115	-	259	33
Other real estate owned and
repossessed assets	9,824	12,861	14,258	9,232	8,112
Total	$19,018	$22,597	$23,654	$24,256	$32,376

Nonperforming loans to total loans	0.31%	0.35%	0.34%	0.58%	0.99%
Nonperforming assets to total assets	0.53%	0.64%	0.70%	0.77%	1.13%
Nonperforming assets to earning assets	0.55%	0.66%	0.72%	0.79%	1.15%
Reserve for loan losses to nonaccrual loans	349.27%	318.71%	307.87%	194.76%	114.23%

Restructured accruing loans	$9,411	$9,689	$6,233	$9,406	$9,475

Restructured accruing loans to total loans	0.32%	0.35%	0.23%	0.36%	0.38%

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CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Interest income:
Interest and fees on loans	$32,250	$31,618	$30,475	$28,874	$27,318
Taxable securities	1,097	1,052	980	908	948
Nontaxable securities	871	870	858	847	832
Federal funds sold	(64)	51	44	17	16
Other interest and dividends	125	134	142	46	51
Total interest income	34,279	33,725	32,499	30,692	29,165
Deposits	3,014	3,202	3,131	2,784	2,713
Borrowed funds	418	408	403	427	551
Total interest expense	3,432	3,610	3,534	3,211	3,264
Net interest income	30,847	30,115	28,965	27,481	25,901
Provision for loan losses	2,314	2,356	3,034	3,334	4,284
Net interest income after provision for loan losses	28,533	27,759	25,931	24,147	21,617
Noninterest income:
Service charges on deposit accounts	868	837	823	806	762
Mortgage banking	284	344	402	787	980
Securities gains	-	-	-	8	123
Increase in cash surrender value life insurance	536	548	491	485	470
Other operating income	487	642	553	487	462
Total noninterest income	2,175	2,371	2,269	2,573	2,797
Salaries and employee benefits	7,697	6,541	7,048	7,056	5,679
Equipment and occupancy expense	1,366	1,350	1,272	1,469	1,111
Professional services	516	480	443	425	461
FDIC and other regulatory assessments	517	536	405	426	432
Other real estate owned expense	487	475	357	204	390
Other operating expenses	3,139	2,916	2,542	2,792	2,679
Total noninterest expenses	13,723	12,298	12,067	12,372	10,752
Income before income taxes	16,985	17,832	16,133	14,348	13,662
Provision for income taxes	5,229	5,964	5,321	4,662	4,411
Net income	11,756	11,868	10,812	9,686	9,251
Dividends on preferred stock	100	116	100	100	100
Net income available to common stockholders	$11,656	$11,752	$10,712	$9,586	$9,151
Basic earnings per common share	$1.58	$1.64	$1.53	$1.39	$1.44
Diluted earnings per common share	$1.52	$1.58	$1.46	$1.34	$1.31

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AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS - UNAUDITED

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	1st Quarter 2014		4th Quarter 2013		3rd Quarter 2013		2nd Quarter 2013		1st Quarter 2013
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$2,892,433	4.52%	$2,754,955	4.54%	$2,640,444	4.56%	$2,519,869	4.58%	$2,384,670	4.64%
Tax-exempt (2)	14,550	3.34	5,669	4.34	2,483	5.91	2,453	5.72	2,464	5.76
Mortgage loans held for sale	4,496	2.80	5,956	3.66	12,531	2.66	14,157	2.10	19,322	1.95
Debt securities:
Taxable	174,842	2.54	166,027	2.49	152,135	2.56	139,189	2.65	144,407	2.66
Tax-exempt (2)	122,686	4.13	120,161	4.11	118,001	4.13	115,428	4.22	109,587	4.43
Total securities (3)	297,528	3.20	286,188	3.17	270,136	3.24	254,617	3.36	253,994	3.42
Federal funds sold	54,895	0.31	68,710	0.25	62,192	0.28	21,303	0.26	23,522	0.28
Restricted equity securities	3,738	-	3,738	2.55	3,738	2.65	3,738	2.25	3,954	2.36
Interest-bearing balances with banks	82,279	0.09	173,521	0.29	161,169	0.29	30,083	0.24	34,704	0.33
Total interest-earning assets	3,349,919	4.21%	3,298,737	4.11%	3,152,693	4.14%	2,846,220	4.38%	2,722,630	4.41%
Non-interest-earning assets:
Cash and due from banks	56,082		53,062		45,314		42,175		41,437
Net premises and equipment	8,724		8,944		9,052		9,359		9,241
Allowance for loan losses,
accrued interest and
other assets	85,532		98,586		76,477		75,239		74,223
Total assets	$3,500,257		$3,459,329		$3,283,536		$2,972,993		$2,847,531

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$478,678	0.27%	$472,751	0.27%	$432,453	0.28%	$415,955	0.28%	$413,935	0.28%
Savings	25,081	0.27	21,755	0.27	21,602	0.29	21,733	0.28	22,089	0.28
Money market	1,416,645	0.45	1,420,771	0.47	1,356,197	0.47	1,123,605	0.46	1,074,226	0.46
Time deposits	412,622	1.10	412,254	1.13	408,600	1.16	402,733	1.19	395,902	1.22
Federal funds purchased	195,967	0.28	176,967	0.28	168,121	0.28	185,533	0.29	137,183	0.25
Other borrowings	19,945	5.75	19,936	5.63	19,928	5.63	19,920	5.92	27,441	6.89
Total interest-bearing liabilities	2,548,938	0.55%	2,524,434	0.57%	2,406,901	0.58%	2,169,479	0.59%	2,070,776	0.64%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	641,450		640,476		599,379		539,228		523,669
Other liabilities	4,734		7,226		7,250		1,799		7,708
Stockholders' equity	300,512		282,549		266,427		255,837		238,290
Unrealized gains on securities and
derivatives	4,634		4,644		3,580		6,650		7,088
Total liabilities and
stockholders' equity	$3,500,257		$3,459,329		$3,283,536		$2,972,993		$2,847,531
Net interest spread		3.67%		3.54%		3.56%		3.79%		3.77%
Net interest margin		3.80%		3.67%		3.78%		3.88%		3.84%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.

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